UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 23, 2004

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-9592 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas (Address of principal executive offices)	76102 (Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 23, 2004 Range Resources Corporation (the “Company”) consummated the acquisition of the 50% of Great Lakes Energy Partners, LLC (“Great Lakes”) that it did not previously own pursuant to a Purchase and Sale Agreement by and between the Company and FirstEnergy Corporation (“FirstEnergy”). At closing, the Company paid cash consideration of $200 million, assumed $68 million of Great Lakes bank debt and retired $27 million of oil and gas commodity hedges for a total purchase price of $295 million.

The Company estimates that the acquisition of Great Lakes added approximately 255 Bcfe of net proved reserves to the Company’s holdings. The estimated reserves are 87% natural gas, 92% operated and the properties have a 20-year estimated reserve life index. The purchase added approximately 35 Mmcfe a day to the Company’s production, increased its leasehold position by 664,000 net acres and brought it full control of 5,100 miles of gas gathering systems having a throughput of over 100 Mmcfe per day. The acquisition increased the Company’s proved reserves by approximately 30% to over 900 Bcfe, increased its production by approximately 20% to more than 210 Mmcfe a day and lengthened its estimated reserve life index by 17% to 13 years.

The Company funded the acquisition with the proceeds of $149 million from the underwritten public offering of its common stock, the sale of $100 million of its senior subordinated notes under Rule 144A and Regulation S and bank borrowings pursuant to the Second Amended and Restated Credit Agreement among the Company, Great Lakes and Bank One, NA as administrative agent and Banc One Capital Markets, Inc. as sole lead arranger and bookrunner (the “Senior Credit Facility”). As a result of the transaction, the borrowing base under the Senior Credit Facility was increased from $240 million to $500 million.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

The financial statements of the businesses acquired will be filed by amendment to this report no later than August 20, 2004.

(b)	Pro Forma Financial Information.

Pro forma financial information relating to the acquisition of businesses shall be filed by amendment to this report no later than August 20, 2004.

(c)	Exhibits.

Exhibit
Number	Description
2.1*	Purchase and Sale Agreement by and between Range Resources Corporation and FirstEnergy Corporation, dated June 1, 2004

All schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

99.1	Press Release dated June 24, 2004 (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K (File No. 001-12209) as filed with the SEC on June 25, 2004)

*Filed herewith

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     Certain information included in this report contains certain statements (other than statements of historical fact) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used herein, the words “budget,” “budgeted,” “assumes,” “should,” “goal,” “anticipates,” “expects,” “believes,” “seeks,” “plans,” “estimates,” “intends,” “projects” or “targets” and similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements. Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that while we believe these assumptions or bases to be reasonable and to be made in good faith, assumed facts or bases almost always vary from actual results and the difference between assumed facts or bases and the actual results could be material, depending on the circumstances. It is important to note that our actual results could differ materially from those projected by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable and such forward-looking statements are based upon the best data available at the date this report is filed with the SEC, we cannot assure you that such expectations will prove correct. Factors that could cause our results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following: production variance from expectations, volatility of oil and gas prices, hedging results, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, environmental risks, uncertainties about estimates of reserves, competition, litigation, government regulation, political risks, our ability to implement our business strategy, costs and results of drilling new projects, mechanical and other inherent risks associated with oil and gas production, weather, availability of drilling equipment and changes in interest rates. All such forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ ROGER S. MANNY
Roger S. Manny
Chief Financial Officer

Date: July 15, 2004

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EXHIBIT INDEX

Exhibit
Number	Description
2.1*	Purchase and Sale Agreement by and between Range Resources Corporation and FirstEnergy Corporation, dated June 1, 2004

All schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

99.1	Press Release dated June 24, 2004 (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K (File No. 001-12209) as filed with the SEC on June 25, 2004)